EX-99.1

Contacts:
Andrew Kramer	James Baussmann
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3664
akramer@irobot.com	jbaussmann@irobot.com

iRobot Reports Second-Quarter 2021 Financial Results

Second-Quarter Revenue Grew 31% Despite Supply Chain Challenges;
Company Updates Full-Year 2021 Outlook Due to Semiconductor Chip Shortage;
Company Announces Plans to Execute a $100 million Accelerated Share Repurchase

BEDFORD, Mass., July 28, 2021 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended July 3, 2021.

Colin Angle, chairman and chief executive officer of iRobot, stated, “We delivered a solid second-quarter financial performance as we navigated an increasingly challenging supply chain environment. Our results were generally in line with our plans entering the quarter despite $17 million in orders that we could not fulfill due to COVID-related disruptions to shipping activities in southern China in late June. Revenue grew 31% over last year’s second quarter primarily due to strong orders for our mid-tier and premium floor cleaning robots from retailers in North America and from our retail and distribution partners across EMEA.”

“Overall, retailer demand trends and consumer interest in our products remain favorable,” continued Angle. “However, the semiconductor chip shortage, which continues to disrupt a wide range of industries, is constraining our ability to fulfill anticipated second-half orders. To manage through this short-term turbulence, we are focused on carefully managing channel and product mix, adjusting promotional activities, qualifying new alternative suppliers, optimizing inventory levels and reducing our second-half spending plans. As we balance investing for the future with cost management discipline, we anticipate that our second-half profitability will be aided by the expected reinstatement of a tariff exclusion covering all of 2021. Accordingly, we have updated our 2021 outlook to reflect these and other dynamics.”

Angle concluded, “Despite this temporary supply chain headwind, we remain confident in our strategic direction. Although visibility is limited right now, we believe our efforts to enhance our supply chain resiliency will help lead to improved availability of components starting in the beginning of next year and steadily strengthen as we move into the second half of 2022. With household penetration still low, a growing global connected customer base and many exciting growth initiatives now underway or in the advanced planning stages, we believe that our exit trajectory for the second half of 2022 in combination with continued strategic progress will set the stage for sustaining solid annual top-line expansion that can be converted into improving double-digit operating profit margins, substantial EPS growth, and robust operating cash flow generation. Our upcoming plan to execute a $100 million Accelerated Share Repurchase agreement demonstrates our confidence in our strategic direction and in our ability to capitalize on the exciting opportunities that lie ahead.”

Financial Performance Highlights
•Revenue for the second quarter of 2021 was $365.6 million, an increase of 31% from $279.9 million in the second quarter of 2020. The growth primarily reflected healthy demand from retailers in North America and from the company’s retail and distribution partners in EMEA. Revenue for the first half of 2021 was $668.9 million versus $472.4 million in the first half of 2020.
◦The second-quarter 2021 revenue performance was highlighted by 40% growth in the U.S., 29% in EMEA and 7% in Japan over the prior year period.
◦42% revenue growth in mid-tier and premium robots, which accounted for 82% of total quarterly robot sales.
◦We estimate that iRobot’s second-quarter 2021 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by 20% over the second quarter of 2020 and represented 66% of second-quarter 2021 revenue. iRobot’s direct-to-consumer (DTC) revenue of $45 million grew 36% from the prior year’s second quarter.
•The company’s second-quarter 2021 GAAP operating loss was $3.0 million, compared with GAAP operating income of $70.3 million in the second quarter of 2020. Second-quarter 2021 non-GAAP operating income of $9.0 million compared with non-GAAP operating income of $40.5 million in the same period one year ago. The company’s second-quarter 2020 GAAP and non-GAAP operating profitability benefited from the timing and impact of receiving an exclusion from Section 301 tariffs. GAAP operating income for the first six months of 2021 was $3.3 million, compared with GAAP operating income of $50.1 million in the first half of 2020. First-half 2021 non-GAAP operating income was $23.9 million versus non-GAAP operating income of $26.1 million in the same period one year ago.
•iRobot’s GAAP net loss per share was $0.10 for the second quarter of 2021, compared with GAAP net income per share of $2.07 in the second quarter of 2020. Non-GAAP net income per share was $0.27 for the second quarter of 2021 versus non-GAAP second-quarter 2020 net income per share of $1.06. First-half 2021 GAAP net income per share was $0.16, compared with $1.42 in the first half of 2020. First-half 2021 non-GAAP net income per share was $0.68, compared with $0.73 in the first half of 2020.
•As of July 3, 2021, the company’s cash, cash equivalents and short-term investments were $415.8 million, compared with $500.8 million as of April 3, 2021 and $483.7 million at the end of 2020. The company, which has no debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Second-Quarter and Recent Business Highlights
•During the second quarter of 2021, the company repurchased 446,954 shares of common stock at an average purchase price of $111.85 per share, totaling approximately $50 million.
•On June 3, 2021, iRobot announced the appointment of Faris Habbaba as EVP and Chief Research and Development Officer.
•For the 7th consecutive year, Roomba® was a featured product in Amazon’s Prime Day event, which was held on June 21-22, 2021. Roomba was cited by Amazon as a top-selling product.
•The company’s community of engaged, connected customers who have opted-in to its digital communications grew to 11.6 million, an increase of 67% from the second quarter of 2020.
•Roomba and Braava were cited as best-in-class floor cleaning robots in Consumer Reports (North America), Fortune (North America), TechRadar (EMEA – United Kingdom), Xataka (EMEA – Spain), Lee (Japan) and Story (Japan).
•iRobot is planning to hold an Investor Day later this year. Additional details about this event will be made publicly available in advance.

Share Repurchase Plans
iRobot also announced that it plans to enter into an accelerated share repurchase (“ASR”) agreement to repurchase $100 million of its common stock, subject to the terms of the ASR agreement. The planned ASR is expected to be executed next month. The company will fund the ASR from cash on hand. iRobot plans to file a Current Report on Form 8-K when the ASR is formally executed.

Financial Expectations
iRobot has updated its full-year 2021 GAAP and non-GAAP financial expectations, all of which were most recently provided on May 3, 2021. The updated outlook reflects the company’s results to date and anticipated performance during the second half of the year as well as the impact of an anticipated tariff exclusion and anticipated share repurchase activities. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2021 ending January 1, 2022:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.55 - $1.62 billion	—	$1.55 - $1.62 billion
Gross Profit	$609 - $642 million	~$3 million	$612 - $645 million
Operating Income	$37 - $67 million	~$43 million	$80 - $110 million
Earnings Per Share	$1.02 - $1.89	~$1.23 - ~$1.26	$2.25 - $3.15

Second-Quarter 2021 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its second-quarter 2021 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	Thursday, July 29
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	1444896

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q2-2021-irobot-corp-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 5, and can be accessed by dialing 404-537-3406, passcode 1444896.

About iRobot Corp. iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance, including with respect to 2021 revenue, gross profit, operating profit and EPS; the anticipated impact of the semiconductor chip shortage and our plans to manage through such shortage; the expected reinstatement of a tariff exclusion; the company’s plans to execute a $100 million share repurchase through an ASR; the potential for the company’s strategies activities to lead to improved availability of components; and the future potential for sustaining solid annual top-line expansion that can be converted into improving double-digit operating profit margins, substantial EPS growth and robust operating cash flow generation. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; the limited number of manufacturers and suppliers of key components; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States and any exclusions therefrom; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue	$365,596	$279,883	$668,857	$472,418
Cost of revenue:
Cost of product revenue	226,395	100,686	406,487	214,981
Amortization of acquired intangible assets	225	1,185	450	1,470
Total cost of revenue	226,620	101,871	406,937	216,451
Gross profit	138,976	178,012	261,920	255,967
Operating expenses:
Research and development	38,677	36,557	80,597	73,316
Selling and marketing	76,677	49,062	127,668	85,656
General and administrative	26,459	21,856	49,899	46,429
Amortization of acquired intangible assets	205	254	409	508
Total operating expenses	142,018	107,729	258,573	205,909
Operating (loss) income	(3,042)	70,283	3,347	50,058
Other expense, net	(286)	(384)	(446)	(403)
(Loss) income before income taxes	(3,328)	69,899	2,901	49,655
Income tax (benefit) expense	(570)	11,283	(1,784)	9,174
Net (loss) income	$(2,758)	$58,616	$4,685	$40,481

Net (loss) income per share:
Basic	$(0.10)	$2.10	$0.17	$1.44
Diluted	$(0.10)	$2.07	$0.16	$1.42

Number of shares used in per share calculations:
Basic	28,100	27,923	28,178	28,110
Diluted	28,100	28,280	28,908	28,414

Stock-based compensation included in above figures:
Cost of revenue	$283	$292	$646	$819
Research and development	2,386	2,167	4,534	4,645
Selling and marketing	1,128	700	2,087	1,466
General and administrative	3,543	2,711	6,855	4,131
Total	$7,340	$5,870	$14,122	$11,061

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	July 3, 2021	January 2, 2021
Assets
Cash and cash equivalents	$415,841	$432,635
Short term investments	—	51,081
Accounts receivable, net	74,759	170,526
Inventory	276,517	181,756
Other current assets	48,816	45,223
Total current assets	815,933	881,221
Property and equipment, net	81,161	76,584
Operating lease right-of-use assets	40,551	43,682
Deferred tax assets	34,076	33,404
Goodwill	123,735	125,872
Intangible assets, net	8,927	9,902
Other assets	29,436	19,063
Total assets	$1,133,819	$1,189,728

Liabilities and stockholders' equity
Accounts payable	$166,779	$165,779
Accrued expenses	104,538	131,388
Deferred revenue and customer advances	11,445	10,400
Total current liabilities	282,762	307,567
Operating lease liabilities	47,014	50,485
Deferred tax liabilities	1,458	705
Other long-term liabilities	21,353	26,537
Total long-term liabilities	69,825	77,727
Total liabilities	352,587	385,294
Stockholders' equity	781,232	804,434
Total liabilities and stockholders' equity	$1,133,819	$1,189,728

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$4,685	$40,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,635	17,784
Stock-based compensation	14,122	11,061
Deferred income taxes, net	210	2,579
Other	3,286	3,162
Changes in operating assets and liabilities — (use) source
Accounts receivable	94,477	17,891
Inventory	(94,918)	24,137
Other assets	(7,554)	(57,813)
Accounts payable	2,071	(20,576)
Accrued expenses and other liabilities	(30,215)	(10,549)
Net cash provided by operating activities	1,799	28,157

Cash flows from investing activities:
Additions of property and equipment	(21,924)	(18,968)
Purchase of investments	(9,606)	(2,125)
Sales and maturities of investments	63,644	7,000
Net cash provided by (used in) investing activities	32,114	(14,093)

Cash flows from financing activities:
Proceeds from employee stock plans	5,131	3,690
Income tax withholding payment associated with restricted stock vesting	(4,799)	(1,816)
Stock repurchases	(50,000)	(25,000)
Net cash used in financing activities	(49,668)	(23,126)

Effect of exchange rate changes on cash and cash equivalents	(1,039)	404
Net decrease in cash and cash equivalents	(16,794)	(8,658)
Cash and cash equivalents, at beginning of period	432,635	239,392
Cash and cash equivalents, at end of period	$415,841	$230,734

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue by Geography: *
Domestic	$196,824	$140,146	$311,596	$222,113
International	168,772	139,737	357,261	250,305
Total	$365,596	$279,883	$668,857	$472,418

Robot Units Shipped *
Vacuum	1,146	930	2,117	1,553
Mopping	168	114	285	210
Total	1,314	1,044	2,402	1,763

Revenue by Product Category **
Vacuum***	$323	$251	$593	$420
Mopping***	43	29	76	52
Total	$366	$280	$669	$472

Average gross selling prices for robot units	$325	$307	$322	$310

Section 301 tariff costs *	$11,622	$(6,609)	$15,005	$—
Section 301 tariff impact on gross and operating margin	(3.2)%	2.4%	(2.2)%	—%

Headcount	1,321	1,120

* in thousands
** in millions
*** includes accessory revenue

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
GAAP Revenue	$365,596	$279,883	$668,857	$472,418

GAAP Gross Profit	$138,976	$178,012	$261,920	$255,967
Amortization of acquired intangible assets	225	1,185	450	1,470
Stock-based compensation	283	292	646	819
Tariff refunds	—	(40,017)	—	(40,017)
Non-GAAP Gross Profit	$139,484	$139,472	$263,016	$218,239
Non-GAAP Gross Margin	38.2%	49.8%	39.3%	46.2%

GAAP Operating Expenses	$142,018	$107,729	$258,573	$205,909
Amortization of acquired intangible assets	(205)	(254)	(409)	(508)
Stock-based compensation	(7,057)	(5,578)	(13,476)	(10,242)
Net merger, acquisition and divestiture (expense) income	(640)	66	(640)	566
IP litigation expense, net	(3,583)	(1,137)	(4,724)	(1,753)
Restructuring and other	—	(1,863)	(213)	(1,863)
Non-GAAP Operating Expenses	$130,533	$98,963	$239,111	$192,109
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	35.7%	35.4%	35.7%	40.7%

GAAP Operating (Loss) Income	$(3,042)	$70,283	$3,347	$50,058
Amortization of acquired intangible assets	430	1,439	859	1,978
Stock-based compensation	7,340	5,870	14,122	11,061
Tariff refunds	—	(40,017)	—	(40,017)
Net merger, acquisition and divestiture expense (income)	640	(66)	640	(566)
IP litigation expense, net	3,583	1,137	4,724	1,753
Restructuring and other	—	1,863	213	1,863
Non-GAAP Operating Income	$8,951	$40,509	$23,905	$26,130
Non-GAAP Operating Margin	2.4%	14.5%	3.6%	5.5%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
GAAP Income Tax (Benefit) Expense	$(570)	$11,283	$(1,784)	$9,174
Tax effect of non-GAAP adjustments	1,512	(1,892)	2,910	(3,723)
Other tax adjustments	120	206	2,773	(1,178)
Non-GAAP Income Tax Expense	$1,062	$9,597	$3,899	$4,273

GAAP Net (Loss) Income	$(2,758)	$58,616	$4,685	$40,481
Amortization of acquired intangible assets	430	1,439	859	1,978
Stock-based compensation	7,340	5,870	14,122	11,061
Tariff refunds	—	(40,017)	—	(40,017)
Net merger, acquisition and divestiture expense (income)	640	(741)	640	(1,241)
IP litigation expense, net	3,583	1,137	4,724	1,753
Restructuring and other	—	1,863	213	1,863
Loss (gain) on strategic investments	250	—	212	(87)
Income tax effect	(1,632)	1,686	(5,683)	4,901
Non-GAAP Net Income	$7,853	$29,853	$19,772	$20,692

GAAP Net (Loss) Income Per Diluted Share	$(0.10)	$2.07	$0.16	$1.42
Amortization of acquired intangible assets	0.01	0.05	0.03	0.07
Stock-based compensation	0.26	0.21	0.49	0.39
Tariff refunds	—	(1.41)	—	(1.41)
Net merger, acquisition and divestiture expense (income)	0.02	(0.03)	0.02	(0.04)
IP litigation expense, net	0.13	0.04	0.16	0.06
Restructuring and other	—	0.07	0.01	0.07
Loss (gain) on strategic investments	0.01	—	0.01	—
Income tax effect	(0.06)	0.06	(0.20)	0.17
Non-GAAP Net Income Per Diluted Share	$0.27	$1.06	$0.68	$0.73

Number of shares used in diluted per share calculation	28,700	28,280	28,908	28,414

Section 301 Tariff Costs
Section 301 tariff costs	$11,622	$(6,609)	$15,005	$—
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(3.2)%	2.4%	(2.2)%	—%
Impact of Section 301 tariff costs to net (loss) income per diluted share (GAAP & non-GAAP)	$(0.40)	$0.23	$(0.52)	$—

Supplemental Information
Days sales outstanding	19	42
Days in inventory	112	86

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2021 GAAP to Non-GAAP Guidance
(unaudited)

FY-21
GAAP Gross Profit	$609 - $642 million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$2 million
Total adjustments	~$3 million
Non-GAAP Gross Profit	$612 - $645 million

FY-21
GAAP Operating Income	$37 - $67 million
Amortization of acquired intangible assets	~$1.5 million
Stock-based compensation	~$30.8 million
Net merger, acquisition and divestiture expense (income)	~$1.0 million
IP litigation expense, net	~$9.5 million
Restructuring and other	~$0.2 million
Loss on strategic investments	~$0.2 million
Total adjustments	~$43 million
Non-GAAP Operating Income	$80 - $110 million

FY-21
GAAP Net Income Per Diluted Share	$1.02 - $1.89
Amortization of acquired intangible assets	~ $0.05
Stock-based compensation	~ $1.08
Net merger, acquisition and divestiture expense (income)	~ $0.04
IP litigation expense, net	~ $0.33
Restructuring and other	~ $0.01
Loss on strategic investments	~ $0.01
Income tax effect	~ ($0.29) - ($0.26)
Total adjustments	~ $1.23 - $1.26
Non-GAAP Net Income Per Diluted Share	$2.25 - $3.15

Number of shares used in diluted per share calculations	~ 28.5 million